                                                                  EXECUTION COPY

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                           REVOLVING CREDIT AGREEMENT
                                    (2002-1A)

                           Dated as of March 28, 2002

                                     between

                            WILMINGTON TRUST COMPANY,

                       not in its individual capacity but
                         solely as Subordination Agent,
                          as agent and trustee for the
                  American Trans Air 2002-1A Pass Through Trust

                                   as Borrower

                                       and

                            AIG MATCHED FUNDING CORP.

                              as Liquidity Provider

                                   Relating to

                 American Trans Air 2002-1A Pass Through Trust,
                                 Series 2002-1A
              8.328 % American Trans Air Pass Through Certificates,
                                 Series 2002-1A

--------------------------------------------------------------------------------

                                Table of Contents

                                                                                                     Page
Article 1 DEFINITIONS..................................................................................1
          Section 1.1 Certain Defined Terms............................................................1

Article 2 AMOUNT AND TERMS OF THE COMMITMENT...........................................................7
          Section 2.1 The Advances.....................................................................7
          Section 2.2 Making the Advances..............................................................7
          Section 2.3 Fees ............................................................................9
          Section 2.4 Adjustments or Termination of the Maximum Commitment.............................9
          Section 2.5 Repayments of Interest Advances or the Final Advance............................10
          Section 2.6 Repayments of Provider Advances.................................................10
          Section 2.7 Payments to the Liquidity Provider Under the Intercreditor Agreement............11
          Section 2.8 Book Entries....................................................................11
          Section 2.9 Payments from Available Funds Only..............................................11
          Section 2.10 Non-Extension Advance..........................................................12

Article 3 OBLIGATIONS OF THE BORROWER.................................................................12
          Section 3.1 Increased Costs.................................................................12
          Section 3.2 Capital Adequacy................................................................13
          Section 3.3 Payments Free of Deductions.....................................................14
          Section 3.4 Payments........................................................................14
          Section 3.5 Computations....................................................................14
          Section 3.6 Payment on Non-Business Days....................................................15
          Section 3.7 Interest........................................................................15
          Section 3.8 Replacement of Borrower.........................................................16
          Section 3.9 Funding Loss Indemnification....................................................16
          Section 3.10 Illegality.....................................................................17

Article 4 CONDITIONS PRECEDENT........................................................................17
          Section 4.1 Conditions Precedent to Effectiveness of Section 2.1............................17
          Section 4.2 Conditions Precedent to Borrowing...............................................18

Article 5 COVENANTS...................................................................................19
          Section 5.1 Affirmative Covenants of the Borrower...........................................19
          Section 5.2 Negative Covenants of the Borrower..............................................19

Article 6 LIQUIDITY EVENTS OF DEFAULT.................................................................20
          Section 6.1 Liquidity Events of Default.....................................................20

Article 7 MISCELLANEOUS...............................................................................20
          Section 7.1 Amendments, Etc.................................................................20
          Section 7.2 Notices, Etc....................................................................20
          Section 7.3 No Waiver; Remedies.............................................................21

                                       i



          Section 7.4 Further Assurances..............................................................21
          Section 7.5 Indemnification; Survival of Certain Provisions.................................21
          Section 7.6 Limitations on Liability........................................................22
          Section 7.7 Costs, Expenses and Taxes.......................................................23
          Section 7.8 Binding Effect; Participations..................................................23
          Section 7.9 Severability....................................................................25
          Section 7.10 GOVERNING LAW..................................................................25
          Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity...........25
          Section 7.12 Execution in Counterparts......................................................26
          Section 7.13 Entirety.......................................................................26
          Section 7.14 Headings.......................................................................26
          Section 7.15 LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES...............................26

ANNEX I   Interest Advance Notice of Borrowing

ANNEX II  Non-Extension Advance Notice of Borrowing

ANNEX III Downgrade Advance Notice of Borrowing

ANNEX IV  Final Advance Notice of Borrowing

ANNEX V   Notice of Termination

ANNEX VI  Notice of Replacement Subordination Agent

EXHIBIT A Form of Class A Guarantee Agreement


                           REVOLVING CREDIT AGREEMENT
                                    (2002-1A)

              This REVOLVING CREDIT AGREEMENT dated as of March 28, 2002, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class A Trust (as defined below) (the "Borrower"), and AIG MATCHED FUNDING CORP., a Delaware Corporation ("AIG" or the "Liquidity Provider").

                              W I T N E S S E T H:

              WHEREAS, pursuant to the Class A Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.1), the Class A Trust is issuing the Class A Certificates;

              WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class A Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder;

              WHEREAS, the Company, the Subordination Agent, the Escrow Agent, the Liquidity Provider, the Depositary and certain other parties concurrently herewith are entering into a Delayed Funding Implementation Agreement, dated as of the date hereof pursuant to which the parties agree to supplement and modify the Operative Agreements; and

              WHEREAS, the Liquidity Provider has requested American International Group, Inc. (the "LP Guarantor") to execute a guarantee in the form in Exhibit A hereto providing for the full and unconditional guarantee of the Liquidity Provider's payment obligations under this Agreement (the "Class A Guarantee Agreement").

              NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

              Section 1.1  Certain Defined Terms.

              (a) Definitions. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

              "Additional Certificates" has the meaning assigned to such term in the Delayed Funding Implementation Agreement.

              "Additional Cost" has the meaning assigned to such term in Section 3.1.

              "Advance" means an Interest Advance, a Final Advance, a Provider Advance or an Applied Provider Advance, as the case may be.

              "Applicable Liquidity Rate" has the meaning assigned to such term in Section 3.7(g).

              "Applicable Margin" means (x) with respect to any Unpaid Advance or Applied Provider Advance, 2.25%, or (y) with respect to any Unapplied Provider Advance, 0.65 %.

              "Applied Downgrade Advance" has the meaning assigned to such term in Section 2.6(a).

              "Applied Non-Extension Advance" has the meaning assigned to such term in Section 2.6(a).

              "Applied Provider Advance" has the meaning assigned to such term in Section 2.6(a).

              "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall on any day be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

              "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

              "Borrower" has the meaning assigned to such term in the recital of parties to this Agreement.

              "Borrowing" means the making of Advances requested by delivery of a Notice of Borrowing.

              "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Indianapolis, Indiana, or New York, New York, or, so long as any Class A Certificate is outstanding, the city and state in which the Class A Trustee, the Borrower or any Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

              "Certificate Purchase Agreement" means the two Certificate Purchase Agreements, each dated March 26, 2002 among the Company and Amtran and Nyala Funding LLC or PK AirFinance US, Inc., respectively, relating to the purchase of the Class A Certificates and the Class B Certificates, respectively, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

              "Class A Guarantee Agreement" has the meaning assigned to such term in the recital of parties to this Agreement.

              "Class A Guarantee Event" has the meaning assigned to such term in
Section 2.02(c).

              "Deposits" has the meaning assigned to such term in the Deposit Agreement.

              "Depositary" means IntesaBCI, S.p.A., acting through its New York Branch.

              "Deposit Agreement" means, prior to the Delayed Funding Date (as defined in the Delayed Funding Implementation Agreement), the Deposit Agreement (Class A) dated March 28, 2002 between Wells Fargo Bank Northwest N.A., as Escrow Agent and IntesaBCI, S.p.A., acting through its New York Branch, as Depositary, pertaining to the Class A Certificates, and on and after the Delayed Funding Date, such Deposit Agreement (to the extent of any payment to be made by the Depositary thereunder on or after the Delayed Funding Date) and the Delayed Deposit Agreement (Class A) dated March 28, 2002 between Wells Fargo Bank Northwest N.A., as Escrow Agent and IntesaBCI, S.p.A., New York Branch, as Depositary, in each case, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

              "Downgrade Advance" means an Advance made pursuant to Section 2.2(c).

              "Effective Date" has the meaning specified in Section 4.1. The delivery of the certificate of the Liquidity Provider contemplated by Section
4.1 (e) shall be conclusive evidence that the Effective Date has occurred.

              "Excluded Taxes" means (i) Taxes imposed on the overall net income of the Liquidity Provider or of its Principal Office, and (ii) Excluded Withholding Taxes.

              "Excluded Withholding Taxes" means (i) withholding Taxes imposed by the United States except to the extent that such United States withholding Taxes are imposed as a result of any change in applicable law after the date hereof (excluding from change in applicable law for this purpose a change in an applicable treaty or other change in law affecting the applicability of a treaty), or in the case of a successor Liquidity Provider (including a transferee of an Advance) or Principal Office, after the date on which such successor Liquidity Provider obtains its interest or on which the Principal Office is changed, and (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax.

              "Expenses" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes.

              "Expiry Date" means December 5, 2014.

              "Final Advance" means an Advance made pursuant to Sections 2.2(d) and 6.1.

              "Intercreditor Agreement" means the Intercreditor Agreement dated the date hereof, among the Trustees, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement) and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

              "Interest Advance" means an Advance made pursuant to Section
2.2(a).

              "Interest Period" means, with respect to any LIBOR Advance, each of the following periods:

              (i) the period beginning on the third Business Day following either (x) the Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance or (y) the withdrawal of funds from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates as contemplated by Section 2.6(a) hereof and, in either case, ending on the next Regular Distribution Date; and

              (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on but excluding the next Regular Distribution Date.

              "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

              "LIBOR Rate" means, with respect to any Interest Period, (i) the rate per annum appearing on display page 3750 (British Bankers Association - LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant Interest Period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

              "Liquidity Event of Default" means the occurrence of either (a) the Acceleration of all of the Equipment Notes or (b) an ATA Bankruptcy Event.

              "Liquidity Indemnitee" means (i) the Liquidity Provider, (ii) the LP Guarantor, (iii) each Affiliate of the Liquidity Provider, (iv) the respective directors, officers, employees and agents of the Liquidity Provider, the LP Guarantor and their Affiliates, and (v) the successors and permitted assigns of the persons described in clauses (i) to (iv), inclusive.

              "Liquidity Provider" shall mean AIG Matched Funding Corp., a Delaware corporation, and its successors and permitted assigns.

              "LP Guarantor" has the meaning assigned to such term in the recital of parties to this Agreement.

              "Maximum Available Commitment" shall mean, subject to the proviso contained in the third sentence of Section 2.2(a), at any time of determination,
(a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Provider Advance or a Final Advance, the Maximum Available Commitment shall be zero.

              "Maximum Commitment" means, for any day, the lesser of (x) $14,793,433 and (y) the Required Amount on such day, provided that if a Downgrade Advance is made prior to the Delayed Funding Date (as defined in the Delayed Funding Implementation Agreement), for the purpose of determining the amount of such Downgrade Advance only, the Maximum Commitment shall be $26,828,366.

              "Non-Excluded Taxes" has the meaning specified in Section 3.3.

              "Non-Extension Advance" `means an Advance made pursuant to Section 2.2(b).

              "Notice of Borrowing" has the meaning specified in Section 2.2(e).

              "Notice of Replacement Subordination Agent" has the meaning specified in Section 3.8.

              "Private Placement Memorandum" means the Private Placement Memorandum dated March 26, 2002 of ATA and Amtran relating to the Certificates, as such Private Placement Memorandum may be amended or supplemented.

              "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

              "Principal Office" means the principal office of the Liquidity Provider presently located in Westport, Connecticut, or such other principal office as the Liquidity Provider from time to time shall notify the Borrower as its principal office hereunder; provided that the Liquidity Provider shall not change its Principal Office to a Principal Office outside the United States of America except in accordance with Section 3.1, 3.2 or 3.3 hereof.

              "Provider Advance" means a Downgrade Advance or a Non-Extension Advance.

              "Regulatory Change" has the meaning assigned to such term in
Section 3.1.

              "Replenishment Amount" has the meaning assigned to such term in
Section 2.6(b).

              "Required Amount" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class A Certificates, that would be payable on the Class A Certificates on each of the six successive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class A Certificates on such day and without regard to expected future payments of principal on the Class A Certificates.

              "Termination Date" means the earliest to occur of the following:
(i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class A Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreements) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to
Section 6.1 hereof; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

              "Termination Notice" means the Notice of Termination substantially in the form of Annex V to this Agreement.

              "Transferee" has the meaning assigned to such term in Section 7.8(b).

              "Unapplied Downgrade Advance" means any Downgrade Advance other than an Applied Downgrade Advance.

              "Unapplied Provider Advance" means any Provider Advance other than an Applied Provider Advance.

              "Unpaid Advance" has the meaning assigned to such term in Section 2.5.

              (b) Terms Defined in the Intercreditor Agreement. For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

         "Acceleration,", "Affiliate", "Amtran", "ATA", "ATA Bankruptcy Event", "Certificates", "Class A Cash Collateral Account", "Class A Certificates", "Class A Trust", "Class A Trust Agreement", "Class A Trustee", "Class B Certificates", "Closing Date", "Controlling Party", "Corporate Trust Office", "Delayed Funding Implementation Agreement", "Downgraded Facility", "Equipment Notes", "Escrow Agent", "Escrow and

         Paying Agent Agreement", "Fee Letter", "Final Legal Distribution Date", "Financing Agreement", "Indenture", "Liquidity Facility", "Liquidity Obligations", "Loan Trustee", "Moody's", "Non-Extended Facility", "Note Purchase Agreement", "Operative Agreements", "Participation Agreement", "Performing Equipment Note", "Person", "Pool Balance", "Regular Distribution Date", "Replacement Liquidity Facility", "Responsible Officer", "Standard & Poor's", "Scheduled Payment", "Series A Equipment Notes", "Special Payment", "Stated Interest Rate", "Subordination Agent", "Taxes", "Threshold Rating", "Trust", "Trust Agreements" and "Trustee".

              (c) Interpretation. Each Scheduled Payment with respect to the Class A Certificates shall be deemed to be comprised of interest and principal components, with the interest component equaling interest accrued at the Stated Interest Rate for the Class A Certificates from (i) the later of (x) the date of the issuance thereof and (y) the most recent but preceding Regular Distribution Date to (ii) the Regular Distribution Date on which such Scheduled Payment is being made, such interest to be considered payable in arrears on such Regular Distribution Date and to be calculated and allocated in the same manner as interest on the Series A Equipment Notes.


                                   ARTICLE 2

                       AMOUNT AND TERMS OF THE COMMITMENT

              Section 2.1 The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.4(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

              Section 2.2 Making the Advances.

              (a) Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of the interest on the Class A Certificates at the Stated Interest Rate therefor in accordance with Section 3.6(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider of all or any part of the amount of any Interest Advance made pursuant to this Section 2.2(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by the amount of such repaid Interest Advance, but not to exceed the Maximum Commitment; provided, however, that the Maximum Available Commitment shall not be so reinstated at any time if (i) a Liquidity

Event of Default shall have occurred and be continuing and (ii) there is a Performing Note Deficiency.

              (b) A Non-Extension Advance shall be made in a single Borrowing if the Liquidity Provider gives notice of termination of this Agreement pursuant to
Section 2.10 of this Agreement and Section 3.6(d) of the Intercreditor Agreement (unless a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with said Section 3.6(d)) by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account in accordance with said Section 3.6(d) and Section 3.6(f) of the Intercreditor Agreement.

              (c) A Downgrade Advance shall be made in a single Borrowing upon
(i) a downgrading of the Liquidity Provider's short-term debt rating issued by Moody's below the applicable Threshold Rating or (ii) upon a downgrading of the LP Guarantor's short term debt rating issued by Standard & Poor's below the applicable Threshold Rating or if the Class A Guarantee Agreement ceases to be in full force and effect, becomes invalid or unenforceable or the LP Guarantor denies its liability thereunder (any such occurrence described in clause (ii), a "Class A Guarantee Event") unless a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with Section 3.6(c) of the Intercreditor Agreement, by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account in accordance with said Section 3.6(c) and Section 3.6(f) of the Intercreditor Agreement.

              (d) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.1 hereof by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account (in accordance with Sections 3.6(f) and 3.6(i) of the Intercreditor Agreement).

              (e) Each Borrowing shall be made on notice in writing (a "Notice of Borrowing") in substantially the form required by Section 2.2(a), 2.2(b), 2.2(c) or 2.2(d), as the case may be, given by the Borrower to the Liquidity Provider. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.2 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day or on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.2 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and in immediately available funds, before 4:00 p.m. (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Liquidity Provider acknowledges and confirms that there are no grace periods applicable to its obligations to make Advances in accordance with this Section 2.2.

              (f) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. Following the making of any Advance pursuant to Section 2.2(b), (c) or (d) hereof to fund the Class A Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class A Cash Collateral Account, such Advance or any other amounts from time to time on deposit in the Class A Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.6(e) or
(f) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

              Section 2.3 Fees. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter.

              Section 2.4 Adjustments or Termination of the Maximum Commitment.

              (a) Automatic Adjustments. Promptly following each date on which the Required Amount is (i) reduced as a result of a reduction in the Pool Balance of the Class A Certificates or otherwise, (ii) increased as a result of an increase in the Stated Interest Rate, or (iii) subsequent to an increase described in clause (ii), reduced pursuant to the definition of "Stated Interest Rate", the Maximum Commitment shall automatically be reduced or increased, as the case may be, to an amount equal to the Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic adjustment of the Maximum Commitment to the Liquidity Provider (with a copy to Amtran) within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction or increase of the Maximum Commitment.

              (b) Termination. Upon the making of any Provider Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

              Section 2.5 Repayments of Interest Advances or the Final Advance. Subject to Sections 2.6, 2.7 and 2.9 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.7 hereof; provided that if (i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this
Section 2.5 or (ii) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been converted into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.6 and for the purposes of Section 2.6(b)). The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

              Section 2.6 Repayments of Provider Advances.

              (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class A Cash Collateral Account, invested and withdrawn from the Class A Cash Collateral Account as set forth in Sections 3.6(c), (d) and (f) of the Intercreditor Agreement. The Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.7; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates in accordance with Section 3.6(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an "Applied Downgrade Advance" and (z) in the case of a Non-Extension Advance, an "Applied Non-Extension Advance" and, together with an Applied Downgrade Advance, an "Applied Provider Advance") shall thereafter (subject to Section 2.6(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided further, however, that if, following the making of a Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.1 hereof, such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon. Subject to Sections
2.7 and 2.9 hereof, immediately upon the withdrawal of any amounts from the Class A Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to the amount of such reduction, plus interest on the principal amount prepaid as provided in Section 3.7 hereof.

              (b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Class A Cash Collateral Account of any amount pursuant to clause "third" of Section 2.4(b) of the Intercreditor Agreement, clause "third" of Section 3.2 of the Intercreditor Agreement or clause "fourth" of Section 3.3 of the Intercreditor Agreement (any such amount being a "Replenishment Amount") for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

              (c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class A Cash Collateral Account after giving effect to any Applied Provider Advance on the date of such replacement shall be reimbursed to the Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Liquidity Provider all amounts owing to it hereunder.

              Section 2.7 Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider to Liquidity Obligations then due and payable in accordance with the Intercreditor Agreement or, if not provided for in the Intercreditor Agreement, then in such manner as the Liquidity Provider shall deem appropriate.

              Section 2.8 Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

              Section 2.9 Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement shall be made only from the amounts received by it that constitute Scheduled Payments, Special Payments or payments under Section 7 (Owned Aircraft) or Section 9 (Leased Aircraft) of the Participation Agreements and Section 6 of the Note Purchase Agreement and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class A Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Intercreditor Agreement.

              Section 2.10 Non-Extension Advance. At any time after the second anniversary of the date of this Agreement, the Liquidity Provider may, at its option notify the Borrower and ATA of the early termination of this Agreement, specifying the date of early termination, which shall be not earlier than the 40th day after the date of such notice (the "Early Termination Date"). If on or prior to the 15th day prior to the Early Termination Date there shall not have been delivered to the Borrower a Replacement Liquidity Facility as provided in
Section 3.6(e) of the Intercreditor Agreement, the Borrower shall be entitled on and after such 15th day (but prior to the Early Termination Date) to request a Non-Extension Advance in accordance with Section 2.2(b) hereof and Section 3.6(d) of the Intercreditor Agreement.

                                   ARTICLE 3

                           OBLIGATIONS OF THE BORROWER

              Section 3.1 Increased Costs. Subject to the Fee Letter, the Borrower shall pay to the Liquidity Provider, upon demand by the Liquidity Provider (such demand to be made not later than 180 days after a Responsible Officer of the Liquidity Provider obtains actual knowledge of any event referred to in clause (1) or (2) below), such amounts as may be necessary to compensate the Liquidity Provider for any increased costs incurred by the Liquidity Provider which are attributable to its making or maintaining any LIBOR Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a "Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances (other than Excluded Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or any deposits referred to in the definition of LIBOR Rate or related definitions); provided that if such demand for payment is made after such 180-day period, the Borrower shall be obligated to pay such amounts only with respect to such increased cost actually incurred or effected on or after the 180th day prior to the date of such demand. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Principal Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section 3.1 that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

              The Liquidity Provider agrees that if it shall make a demand for payment of additional amounts under this Section 3.1, the Borrower shall have the right to obtain a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement provided that such replacement would eliminate or reduce the obligation of the Borrower to pay such additional amounts. The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.1 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.1 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

              Section 3.2 Capital Adequacy. Subject to the Fee Letter, if (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged with the interpretation or administration thereof or (3) compliance by the Liquidity Provider or any corporation controlling the Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of requiring an increase in the amount of capital required to be maintained by the Liquidity Provider or any corporation controlling the Liquidity Provider, and such increase is based upon the Liquidity Provider's obligations hereunder and other similar obligations and has the effect of reducing the rate of return on the Liquidity Provider's capital as a consequence of issuing or maintaining its commitment hereunder or its funding or maintaining Advances to a level below that which the Liquidity Provider could have achieved but for such adoption, change or compliance (taking into consideration the Liquidity Provider's policies with respect to capital adequacy) by an amount deemed by the Liquidity Provider to be material, then, upon demand by the Liquidity Provider, the Borrower shall pay to the Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Liquidity Provider for such portion of such increase as shall be reasonably allocable to the Liquidity Provider's obligations to the Borrower hereunder. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Principal Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider.

              The Liquidity Provider agrees that if it shall make a demand for payment of additional amounts under this Section 3.2 the Borrower shall have the right to obtain a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(c) of the Intercreditor Agreement provided that such replacement would eliminate or reduce the obligation of the Borrower to pay such additional amounts. The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.2 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.2 of the effect of any increase in the amount of capital required to be maintained by the Liquidity Provider and of the amount allocable to the Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

              Section 3.3 Payments Free of Deductions. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of; any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as "Non-Excluded Tax" and, individually, as a "Non-Excluded Tax"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after payment of all Non-Excluded Taxes and taxes imposed on the receipt of such increase) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement. The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Principal Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider. The Liquidity Provider is duly organized and validly existing as a corporation under the laws of the State of Delaware.

              Section 3.4 Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 p.m. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America to the Liquidity Provider in immediately available funds, by wire transfer to the account of AIG Matched Funding Corp. at Bank of New York, New York, CHIPS ABA 001, ABA 021000018, SWIFT IRVTUS3N, Ultimate Beneficiary Account # 8900416130/UID 376460, Reference:
American Trans Air Pass Through Trust, Series 2002-1A.

              Section 3.5 Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

              Section 3.6 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

              Section 3.7 Interest.

              (a) Subject to Section 2.9, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the Class A Cash Collateral Account to pay interest on the Class A Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance, the date on which the Class A Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this
Section 3.7 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.7 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.7 had at all times been in effect.

              (b) Each Advance (including, without limitation, each outstanding Unapplied Provider Advance) will be either a Base Rate Advance or a LIBOR Advance as provided in this Section. Each such Advance will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance; provided that the Borrower (at the direction of the Controlling Party, so long as the Liquidity Provider is not the Controlling Party) may (x) convert the Final Advance into a Base Rate Advance on the last day of an Interest Period for such Advance by giving the Liquidity Provider no less than four Business Days' prior written notice of such election or (y) elect to maintain the Final Advance as a Base Rate Advance by not requesting a conversion of the Final Advance to a LIBOR Advance under Clause (5) of the applicable Notice of Borrowing (or, if such Final Advance is deemed to have been made, without delivery of a Notice of Borrowing pursuant to Section 2.6, by requesting, prior to 11:00 a.m. on the first Business Day immediately following the Borrower's receipt of the applicable Termination Notice, that such Final Advance not be converted from a Base Rate Advance to a LIBOR Advance).

              (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

              (d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid). Each change in the Base Rate shall become effective immediately.

              (e) [intentionally omitted]

              (f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 2.00% until paid.

              (g) The rates of interest specified in this Section 3.7 with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

              Section 3.8 Replacement of Borrower. From time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in
Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI attached hereto (a "Notice of Replacement Subordination Agent") delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for as the Borrower for all purposes hereunder.

              Section 3.9 Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

              (a) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

              (b) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.2.

              Section 3.10 Illegality. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Principal Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Principal Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

                                   ARTICLE 4

                              CONDITIONS PRECEDENT

              Section 4.1 Conditions Precedent to Effectiveness of Section 2.1.
Section 2.1 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied or waived:

              (a) The Liquidity Provider shall have received on or before the Closing Date each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Provider:

                     (i) this Agreement duly executed on behalf of the Borrower;

                     (ii) the Intercreditor Agreement and the Delayed Funding
              Implementation Agreement duly executed on behalf of each of the parties thereto;

                     (iii) fully executed copies of each of the Operative
              Agreements executed and delivered on or before the Closing Date (other than this Agreement and the Intercreditor Agreement) and each Guaranty (as defined in each Participation Agreement) entered into on or prior to the date hereof;

                     (iv) a copy of the Private Placement Memorandum and a
              specimen copy of the Class A Certificate;

                     (v) an executed copy of each document, instrument,
              certificate and opinion delivered on or before the Closing Date pursuant to the Class A Trust Agreement, the Intercreditor Agreement, the Participation Agreements and the other Operative Agreements entered into on or prior to the date hereof (in the case of each such opinion either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

                     (vi) evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees, the Borrower and the Liquidity Provider created by the Operative Agreements executed and delivered on or prior to the Closing Date;

                     (vii) a letter from Amtran agreeing to provide to the
              Liquidity Provider the periodic financial reports referred to in
              Section 8.04 of the Trust Agreements and agreeing to cause the Company to deliver to the Liquidity Provider with respect to any Participation Agreement or Financing Agreement executed and delivered after the date hereof, the certificate referred to in
              Section 2(b) of the Note Purchase Agreement; and

                     (viii) such other documents, instruments, opinions and
              approvals pertaining to the transactions contemplated hereby or by the other Operative Agreements as the Liquidity Provider shall have reasonably requested.

              (b) The following statement shall be true on and as of the Effective Date: no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

              (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

              (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived, and all conditions precedent to the purchase of the Certificates on the Closing Date under the Certificate Purchase Agreements shall have been satisfied (unless any of such conditions precedent shall have been waived by the respective purchasers thereunder).

              (e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of Section 2.1 have been satisfied or waived.

              Section 4.2 Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advances requested.

                                   ARTICLE 5

                                    COVENANTS

              Section 5.1 Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

                   (1) Performance of This and Other Agreements. Punctually pay
              or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

                   (2) Reporting Requirements. Furnish to the Liquidity Provider
              with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

                   (3) Certain Operative Agreements. Furnish to the Liquidity
              Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

              Section 5.2 Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not without the prior written consent of the Liquidity Provider:

                   (a) Amendments. Modify, amend or supplement, or give any
              consent to any modification, amendment or supplement or make any waiver with respect to, any provision of any Operative Agreement that could reasonably have a negative impact on the Liquidity Provider, except for any supplemental agreement to the Trust Agreements provided for in Section 9.01 thereof and except as provided in the Delayed Funding Implementation Agreement.

                   (b) Borrower. Appoint or permit or suffer to be appointed any successor Borrower without the prior written approval of the Liquidity Provider (which approval shall not be unreasonably withheld or delayed).

                                   ARTICLE 6

                           LIQUIDITY EVENTS OF DEFAULT

              Section 6.1 Liquidity Events of Default. If (a) any Liquidity Event of Default has occurred and is continuing and (b) there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.2(d) hereof and Section 3.6(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iv) subject to Sections 2.7 and 2.9 hereof, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

                                   ARTICLE 7

                                  MISCELLANEOUS

              Section 7.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment or of a waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding any provision of this Agreement, upon and simultaneously with the issuance of the Additional Certificates, this Agreement shall be forthwith amended as provided for in the Delayed Funding Implementation Agreement, without any need for further action on the part of any party hereto and without any consent of any of the holders of the Certificates.

              Section 7.2 Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier):

        Borrower:           WILMINGTON TRUST COMPANY
                            Rodney Square North
                            1100 North Market Street
                            Wilmington, DE 19890-0001

                            Attention:  Corporate Trust Administration
                            Telephone: (302) 651-1000
                            Telecopy: (302) 636 - 4140

        Liquidity Provider:

        prior to April 7, 2002    AIG Matched Funding Corp.
                                  100 Nyala Farm
                                  Westport, CT 06880

                                  Attention:  Chief Financial Officer
                                  Telecopy: (203) 222-4780
                                  Reference:  American Trans Air Pass Through
                                              Trust 2002-1A


     on or after April 7, 2002    AIG Matched Funding Corp.
                                  50 Danbury Road
                                  Wilton, CT 06894-4444

                                  Attention:  Chief Financial Officer
                                  Telecopy: (203) 222-4780
                                  Reference:  American Trans Air Pass Through
                                              Trust 2002-1A

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, and (ii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Articles II and III hereof shall not be effective until received by the Liquidity Provider. A copy of all notices delivered hereunder to either party shall in addition be delivered to, each of the parties to the Participation Agreements at their respective addresses set forth therein.

              Section 7.3 No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              Section 7.4 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

              Section 7.5 Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 7 of the Participation Agreements for Owned Aircraft or Section 9 of the Participation Agreements for Leased Aircraft and Section 6 of the Note Purchase Agreement. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Sections 3.1, 3.2 or 7.7 hereof or in the Fee Letter (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter, the Intercreditor Agreement or any Financing Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) ordinary and usual operating overhead expense, or (iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter or any other Operative Agreement to which it is a party. The indemnities contained in
Section 7 of the Participation Agreements for Owned Aircraft or Section 9 of the Participation Agreements for Leased Aircraft, and the provisions of Sections 3.1, 3.2, 3.3, 3.9, 7.5 and 7.7 hereof, shall survive the termination of this Agreement.

              Section 7.6 Limitations on Liability.

              (1) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof.

              (2) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

              (3) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Subordination Agent in the exercise of the powers and authority conferred and vested in it under the Intercreditor Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Subordination Agent is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Subordination Agent as Borrower and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or the other related documents.

              Section 7.7 Costs, Expenses and Taxes. The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider) of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or (iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Class A Cash Collateral Account. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

              Section 7.8 Binding Effect; Participations.

              (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.8) nor (except as contemplated by Section 3.8) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section 7.8(b). Notwithstanding anything to the contrary contained herein, at any time, the Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace this Liquidity Facility in accordance with Section 3.6(e) of the Intercreditor Agreement; provided that such replacement will not result in any increased costs payable by the Trust. The Liquidity Provider may grant participations herein or in any of its rights hereunder

(including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons (other than ATA or its Affiliates) as the Liquidity Provider may in its sole discretion select, subject to the requirements of
Section 7.8(b). No such participation by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider's source of funds may derive in part from its participants (other than ATA or its Affiliates). Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.3 and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

              (b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation in this Agreement to any bank or other entity (each, a "Transferee"), then, concurrently with the effectiveness of such participation, the Transferee shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form W-8ECI or Form W-8BEN, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee's entitlement to a complete exemption from United States federal withholding tax with respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form W-8ECI or Form W-8BEN, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form W-8BEN or Form W-8ECI that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

              (c) Notwithstanding the other provisions of this Section 7.8, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

              Section 7.9 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

              Section 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

                   (a) Each of the parties hereto hereby irrevocably and
              unconditionally:

                   (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                   (ii) consents that any such action or proceeding may be
              brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                   (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in
              Section 7.2 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

                   (iv) agrees that nothing herein shall affect the right to
              effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                   (b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

              Section 7.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

              Section 7.13 Entirety. This Agreement, the Intercreditor Agreement and the other Operative Agreements to which the Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

              Section 7.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

              Section 7.15 LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                                *    *    *

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity but solely as Subordination Agent, as agent and trustee for the Class A Trust, as Borrower

                                 By:
                                    --------------------------------
                                 Name:
                                 Title:





                                 AIG MATCHED FUNDING CORP.,
                                 as Liquidity Provider

                                 By:
                                    --------------------------------
                                 Name:
                                 Title:

                                                                     Annex I to
                                                     Revolving Credit Agreement


                      INTEREST ADVANCE NOTICE OF BORROWING

              The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to AIG Matched Funding Corp. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (2002-1A) dated as of March 28, 2002, between the Borrower and the Liquidity Provider (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

              (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

              (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used for the payment of the interest on the Class A Certificates which was payable on _______________________________ (the "Distribution Date") in
        accordance with the terms and provisions of the Class A Trust Agreement and the Class A Certificates, which Advance is requested to be made on
        ________________.

              (3) The amount of the Interest Advance requested hereby (i) is $_______ , to be applied in respect of the payment of the interest which was due and payable on the Class A Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on the Class B Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof, (v) does not include any amount of interest which was due and payable on the Class A Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date and (vi) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

              (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.6(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

              The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Certificate and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.


         IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____day of _______________.

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity but solely as Subordination Agent, as Borrower




                                 By:
                                    --------------------------------
                                 Name:
                                 Title:

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Interest Advance Notice of Borrowing]

                                                                       Annex II
                                                     Revolving Credit Agreement

                    NON-EXTENSION ADVANCE NOTICE OF BORROWING

              The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to AIG Matched Funding Corp. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (2002-1A) dated as of March 28, 2002, between the Borrower and the Liquidity Provider (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

              (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

              (2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, which Advance is requested to be made on ____________.

              (3) The amount of the Non-Extension Advance requested hereby (i) is $____________ , which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on the Class B Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

              (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

              The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

              IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the _________ day of _______________, _____.

                               WILMINGTON TRUST COMPANY, not in its
                               individual capacity but solely as Subordination Agent, as Borrower




                                 By:
                                    --------------------------------
                                 Name:
                                 Title:

             SCHEDULE I TO NON-EXTENSION ADVANCE NOTICE OF BORROWING
                 [Insert Copy of computations in accordance with
                   Non-Extension Advance Notice of Borrowing]

                                                                   Annex III to
                                                     Revolving Credit Agreement

                      DOWNGRADE ADVANCE NOTICE OF BORROWING

              The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to AIG Matched Funding Corp. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (2002-1A) dated as of March 28, 2002, between the Borrower and the Liquidity Provider (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

              (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

              (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with
        Section 3.6(c) of the Intercreditor Agreement by reason of (i) the downgrading of the short-term debt rating of the Liquidity Provider issued by Moody's below the applicable Threshold Rating or (ii) the occurrence of a Class A Guarantee Event, which Advance is requested to be made on ___________, _________.

              (3) The amount of the Downgrade Advance requested hereby (i) is $_______, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on the Class B Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

              (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

              The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

              IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ___ day of __________________, _______.

                              WILMINGTON TRUST COMPANY, not in its
                              individual capacity but solely as Subordination Agent, as Borrower




                                 By:
                                    --------------------------------
                                 Name:
                                 Title:

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING
                 [Insert Copy of computations in accordance with
                     Downgrade Advance Notice of Borrowing]

                                                                    Annex IV to
                                                     Revolving Credit Agreement

                        FINAL ADVANCE NOTICE OF BORROWING

              The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to AIG Matched Funding Corp. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (2002-1A) dated as of March 28, 2002, between the Borrower and the Liquidity Provider (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

              (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

              (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with
        Section 3.6(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on __________________, _________.

              (3) The amount of the Final Advance requested hereby (i) is $___________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on the Class B Certificates,
        (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule
        I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

              (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class a Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

              (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance [and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice].*


---------------------
* Bracketed language is optional.

              The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

                                *    *    *

              IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ___day of ________________, _______.



                                WILMINGTON TRUST COMPANY, not in its
                                individual capacity but solely as Subordination Agent, as Borrower




                                 By:
                                    --------------------------------
                                 Name:
                                 Title:

                 SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING
                 [Insert Copy of Computations in accordance with
                       Final Advance Notice of Borrowing]

                                                                     Annex V to
                                                     Revolving Credit Agreement

                              NOTICE OF TERMINATION

                                                 [Date]

Wilmington Trust Company,
  as Subordination Agent, as Borrower
Rodney Square North
1100 North Market Square
Wilmington, DE 19890-0001

Attention: Corporate Trust Administration

         Re: Revolving Credit Agreement dated as of March 28, 2002, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the American Trans Air Pass Through Trust, Series 2002-1A, as Borrower, and AIG Matched Funding Corp. (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Liquidity Agreement")

Ladies and Gentlemen:

              You are hereby notified that pursuant to Section 6.1 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency (each as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.6(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

              THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                                Very truly yours,

                                AIG Matched Funding Corp.,
                                as Liquidity Provider

                                By:
                                    --------------------------------
                                    Name:
                                    Title:

cc:      Wilmington Trust Company,
              as Class A Trustee

                                                                    Annex VI to
                                                     Revolving Credit Agreement

                    NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:

              Revolving Credit Agreement dated as of March 28, 2002, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the American Trans Air Pass Through Trust, 2002-1A, as Borrower, and AIG Matched Funding Corp. (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Liquidity Agreement")

Ladies and Gentlemen:

              For value received, the undersigned beneficiary hereby irrevocably transfers to:

                            -----------------------
                              (Name of Transferee)

                            -----------------------
                              (Name of Transferee)

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

              By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

              We ask that this transfer be effective as of _________________,
______.

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity but solely as Subordination Agent, as Borrower



                                 By:
                                    --------------------------------
                                 Name:
                                 Title:

                                                                   Exhibit A to
                                                     Revolving Credit Agreement

                       FORM OF CLASS A GUARANTEE AGREEMENT